SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)    February 9, 2004
                                                 ----------------------


                            New World Pasta Company
-------------------------------------------------------------------------------
                (Exact Name of Registrant Specified in Charter)


        Delaware                        333-76763               52-2006441
-------------------------------------------------------------------------------
(State or Other Jurisdiction           (Commission             (IRS Employer
       of Incorporation)                File Number)        Identification No.)


 85 Shannon Road,  Harrisburg, Pennsylvania                       17112
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code  (717) 526-2200

Item 7(c)  Exhibits.

99.1 Press Release issued by New World Pasta Company, a Delaware corporation (the "Company"), on February 9, 2004.


Item 9.  Regulation FD Disclosure

         On February 9, 2004, representatives of the Company and its advisors met with certain holders of the Company's 9 1/4% Senior Subordinated Notes due 2009 (the "Notes") to discuss the Company's current liquidity situation and possible restructuring alternatives with respect to the Company's obligations under the outstanding Notes. As part of the February 9th discussions, the Company provided the Note holders with an update regarding the Company's operations and related matters, as well as an overview of certain previously undisclosed historical financial information. Immediately following the meeting, the Company issued a press release, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K, which includes certain important financial information that was provided to Note holders at the February 9th meeting. The attached press release also includes a discussion of certain significant terms of the restructuring proposal presented by the Company to Note holders at the February 9th meeting.

         The information contained herein and in the press release attached hereto as Exhibit 99.1 is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates such information by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K or in Exhibit 99.1 attached hereto.

         Cautionary Statements Regarding Financial Information

         Since the Company's failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002 with the Securities and Exchange Commission (the "SEC"), the Company, in conjunction with its independent auditors and other outside advisors, has been engaged in an in-depth review and analysis of the Company's financial and accounting records. As a result of this review, the Company has now determined that a restatement of the Company's consolidated financial statements for the fiscal year ended December 31, 2001, and the first and second quarters of 2002, is required.

         While the Company is diligently working with its independent auditors to complete the required review of the Company's financial records, the Company has not yet completed the restatement of its consolidated financial statements for fiscal year 2001 or the preparation of consolidated financial statements for fiscal years 2002 and 2003. Nevertheless, in an effort to keep stakeholders apprised of certain key measures of the Company's financial performance, this Current Report on Form 8-K and the attached press release report certain preliminary unaudited financial results for the Company and its subsidiaries on a consolidated basis for fiscal year 2001, as restated, and for fiscal years 2002 and 2003, including net sales, gross margin, income from operations, EBITDA and certain balance sheet items. The financial results discussed herein and in the attached press release are preliminary in nature and have not been audited. There can be no assurance that the Company's financial results for fiscal year 2001, as restated, and for fiscal years 2002 and 2003, when finally reported after completion of the Company's internal review and completion of the audit being conducted by the Company's independent auditors, will not vary from the preliminary results contained herein and in the attached press release, perhaps significantly. In addition, the preliminary financial results contained herein and in the attached press release have been presented in a summary format. If full financial statements, including all required disclosures thereto were presented, stakeholders might reach different conclusions regarding the Company's financial results. You are cautioned not to place reliance on the Company's preliminary financial results as reported herein and in the attached press release.

         The information contained herein and in the attached press release is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this report or in the attached press release, although we may do so from time to time as we believe is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

         Forward-Looking Statements

         The information contained herein and in the attached press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which represent the Company's expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. All statements other than statements of historical facts are forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include the completion of the Company's financial statements, which could uncover adjustments in presently unknown areas, the preparation of restated historical financial statements, as well as those factors set forth in our periodic and other reports filed with the SEC. Consequently, all of the forward-looking statements made herein and in the attached press release are qualified by these and other factors, risks and uncertainties.

         Note Regarding Presentation of Non-GAAP Financial Measures

         In addition to the other measures of operating performance and net income that have been presented in accordance with generally accepted accounting principles ("GAAP") in this Current Report on Form 8-K and in the attached press release, the Company has presented EBITDA, which is a non-GAAP financial measure. The Company defines EBITDA as earnings (loss) before interest, taxes, depreciation and amortization. Management uses EBITDA frequently in its decision-making processes because EBITDA provides supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors' historical operating performance. Additionally, management believes that some investors consider EBITDA to be a useful measure in determining a company's ability to service or incur debt and for estimating a company's underlying cash flow from operations before capital costs, taxes, capital expenditures and other non-routine costs. The Company's EBITDA, subject to certain adjustments, is also a measure used in certain debt covenants in the Company's debt agreements. Further, EBITDA is one of the primary indicators management uses for planning and forecasting in future periods.

         EBITDA is not a recognized financial measure under GAAP and the Company does not represent that EBITDA is an alternative to operating income or net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, the Company's presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

         Set forth below is a reconciliation of EBITDA and net loss, the most directly comparable GAAP financial measure:

                       EBITDA to Net Loss Reconciliation
                                 (in millions)

                                        2001             2002           2003
                EBITDA                   $37            ($20)           ($14)

Interest Expense                          30               32             48
Depreciation & Amortization               24               20             18
Restructuring & Integration Costs          5               13              7
Intangibles Impairment (1)                 0               58              0
Deferred Tax Provision (1)                98                0              0
Other                                     (9)              (3)             0

Net Loss                               ($111)           ($139)          ($87)

____________________
(1) Non-cash accounting adjustment.

         Preliminary Unaudited Balance Sheet Data

         As part of the February 9th presentation to Note holders, the Company also reported the following preliminary unaudited balance sheet data as of December 31, 2001, as restated, and as of December 31, 2002 and 2003. The balance sheet data set forth below is preliminary in nature and has not been audited. There can be no assurance that the Company's balance sheet data, when finally reported after completion of the Company's internal review and completion of the audit being conducted by the Company's independent auditors, will not vary from the preliminary results set forth below, perhaps significantly.

                                     New World Pasta Company
                                 Preliminary Unaudited Summary
                                 Consolidated Balance Sheet Data
                                       (in millions)

                                                         As of December 31,
ASSETS                                         2001               2002               2003
-------------------------------           --------------     --------------     --------------

     Cash and cash equivalents                  10                  9                  6
     Trade and other receivables                64                 45                 40
     Inventories                                43                 49                 40
     Other current                               2                  2                  2
                                          --------------     --------------     --------------
                                               119                105                 88

     Property, plant and equipment             130                127                116
     Long-term assets                           83                 23                 21
                                          --------------     --------------     --------------
     Total assets                              332                255                225
                                          ==============     ==============     ==============

LIABILITIES and EQUITY
-----------------------
     Current - Long-term debt                    1                 17                 17
     Payables                                   59                 59                 40
     Accrued liabilities                        45                 49                 48
                                          --------------     --------------     --------------
                                               105                125                105

     Long-term debt(1)                         328                362                438
     Other long-term obligations                16                 19                 19
     Total equity (deficit)                   (117)              (251)              (337)
                                          --------------     --------------     --------------

     Total liabilities and equity              332                255                225
                                          ==============     ==============     ==============

____________________

(1) Includes $160 million aggregate principal amount of the Company's outstanding Senior Subordinated Notes due 2009.


Item 12.  Results of Operations and Financial Condition.

See Item 9 above.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NEW WORLD PASTA COMPANY


Date:  February 9, 2004             By:  /s/ Cary A. Metz
                                       --------------------------------------
                                        Cary A. Metz
                                        Vice President, General Counsel
                                          and Corporate Secretary

                                 EXHIBIT INDEX


Number            Description of Exhibit
------            ----------------------

99.1              Press Release issued by New World Pasta Company on
                  February 9, 2004.

                                                                 Exhibit 99.1


NEW WORLD PASTA COMPANY
85 Shannon Road
Harrisburg, PA  17112
                                                       CONTACT: Cary A. Metz
                                                                (717) 526-2200


        NEW WORLD PASTA COMPANY ANNOUNCES PRELIMINARY FINANCIAL RESULTS


         HARRISBURG, PA - February 9, 2004 -- New World Pasta Company today announced that its financial review of prior year results continues to progress, and that it expects to file financial reports with the Securities and Exchange Commission for the year ended December 31, 2002, its third quarter of 2002 and restated financial reports for the year ended December 31, 2001, by March 15, 2004. The Company also announced that, as part of its comprehensive financial review of prior periods, the Company's new senior management team, in conjunction with the Company's Board of Directors and Audit Committee, has instituted numerous and significant improvements to its accounting and financial controls, policies and practices, to help ensure the accuracy and integrity of its financial reporting in the future.

         New World Pasta also said today that, although its practice is to not release preliminary financial results, the Company is in discussions with its bondholders regarding certain necessary amendments and waivers, and it believes it important to provide its financial information to all stakeholders concurrently. Accordingly, the Company is reporting today certain preliminary and unaudited financial results. The Company stressed that these financial results were not yet final, and that the financial results when finally reported, after completion of the Company's work and conclusion of an audit by the Company's outside accountants, could vary from the results released today. The Company also stated that, based on its review of its prior filed financial statements for 2001 and 2002, it has determined to restate its previously filed financial statements for the calendar year 2001 and the first and second quarters of 2002. Subject to the above, the Company said it expects to report:

         For the calendar year ended December 31, 2001, after restatement:

                  -     net sales of  $398 million;
                  -     gross margin of $156 million;
                  -     income from operations of  $14 million; and
                  - earnings before interest, taxes, depreciation and amortization (EBITDA) of $37 million.

         For the calendar year ended December 31, 2002:

                  -     net sales of $495 million;
                  -     gross margin of $155 million;
                  -     a loss from operations of $40 million; and
                  -     EBITDA loss of $20 million.

         For the calendar year ended December 31, 2003:

                  -     net sales of $453 million;
                  -     gross margin of $151 million;
                  -     a loss from operations of $30 million; and
                  -     EBITDA loss of $14 million.

         The Company reported that EBITDA for calendar years 2001 (as restated), 2002 and 2003 was adversely impacted by product, warehousing and transportation costs, trade spending, as well as, with respect to 2003 EBITDA, the effects of a December 2002 price increase. The Company reported that, based on preliminary results, EBITDA was slightly positive for the last several months of calendar year 2003, and it was optimistic that EBITDA will show continued improvement in 2004.

         The Company cautioned that the financial results reported today are preliminary and unaudited, and subject to change.

         New World Pasta also announced today that a majority of its lenders under its senior secured credit facility have approved an amendment to that facility that permits the Company to file its Annual Report for the fiscal year ended December 31, 2002 by March 15, 2004, and to file its 2003 quarterly reports by April 1, 2004. The Company had announced on December 31, 2003 that a majority of the lenders under its senior secured credit facility had approved an extension and amendment to the Company's existing amended credit agreement which permitted it to file its 2002 report by February 10, 2004.

         In a further announcement, New World Pasta reported today that it currently estimates that cash generated from operations will not be sufficient to fund the Company's liquidity in calendar year 2004, and that it does not presently have access to the additional funds that it will need. The Company also reported that it does not currently intend to make its 2004 bond interest payments scheduled for February 15 and August 15 under the terms of its Bond Indenture. The Company announced, however, that it is in discussions with the holders of its 9 1/4% Notes due February 2009 with respect to an exchange offer which currently contemplates the issuance of new 10% notes due August 2008 in exchange for old Notes. The new notes would pay interest in additional notes through 2005, and would be subject to additional or new terms. The proposed exchange offer would be subject to numerous conditions, including a 95% acceptance condition, and is subject to revision and further negotiation. No assurance can be provided that such an exchange offer will be successful. The Bond Indenture currently provides for a 30 day grace period to make an interest payment. The Company believes that, if it is able to achieve a satisfactory agreement with its bondholders, it would require approximately $7 million of external funding to meet its expected liquidity needs in 2004, although no assurance can be provided that this amount of additional funding will be sufficient. The Company also announced that it is in discussions with its majority shareholder, which has been supportive of the Company in the past, and which has expressed a willingness to provide $7 million in additional funding to the Company, subject to certain conditions, including a satisfactory agreement with the Company's bondholders. The Company is also reviewing other available alternatives to address its liquidity needs, and is continuing to identify and implement internal cost reduction and efficiency measures to improve the Company's liquidity and financial performance.

         "The preliminary financial results we have released today are disappointing," stated Wynn Willard, New World Pasta's Chief Executive Officer. "They are the result of multiple problems, some beginning in 2001, many of which have been fixed, and others which we are addressing. Our liquidity position is, in turn, driven in large part by the cumulative result of these problems. It is important to remember that key members of our new senior management team, including myself and the senior vice presidents now leading our finance, sales and marketing, operations and human resources functions, are all highly experienced, but all joined the Company on or after May 2003. While this was, for the most part, too late to affect the financial results for the three years reported, we have made numerous operational changes and developed plans to benefit the Company in 2004 and beyond. We know we face an ambitious undertaking to restore our Company back to profitability, but we are prepared for the challenge and energized to work with our great brands to improve our business."

         "In that regard," continued Mr. Willard, "we have reaffirmed our continuing marketing programs. We have an active new products program which we are enthusiastic about, and it includes expansion of our Healthy Harvest brands and our Ronzoni and American Beauty dry filled pasta lines." The Company also reported improvement in the performance of its supply chain during 2003, and that it is evaluating a supply chain optimization, and other projects, which would further improve performance and costs.

         "As a management team, we are focused on the future," stated Ed Lyons, the Company's Senior Vice President and Chief Financial Officer. "While finalizing our financial statements for prior periods, we've been able to learn from the past and gain valuable perspective on the obstacles we need to address. Towards that end, we have thoroughly revised our accounting and internal control environment, and implemented new policies and procedures including the creation of an internal audit function."

         "As I've said before," continued Mr. Lyons, "we recognize that there is a great deal of interest in our Company. We appreciate the patience that our lenders, suppliers, customers and others have shown over the past year or so. We are also encouraged that the stakeholders who have worked most closely with our new senior management team have recognized and supported our efforts, and importantly, our successes to date. We look forward to continuing our efforts to improve our business and get past the obstacles that we have faced."

         New World Pasta Company is a leading manufacturer and marketer of dry pasta in the United States and Canada, with well-known brands such as RONZONI, CREAMETTE, SAN GIORGIO, AMERICAN BEAUTY, PRINCE, SKINNER and CATELLI. Headquartered in Harrisburg, Pennsylvania, New World Pasta Company has over 1,200 employees in the United States, Canada and Italy.

FORWARD LOOKING STATEMENTS
--------------------------
THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH REPRESENTS THE COMPANY'S EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS THAT INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS RELEASE ARE FORWARD LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS INCLUDE THE COMPLETION OF THE COMPANY'S FINANCIAL STATEMENTS, WHICH COULD UNCOVER ADJUSTMENTS IN PRESENTLY UNKNOWN AREAS, THE PREPARATION OF RESTATED HISTORICAL FINANCIAL STATEMENTS, IF NECESSARY, AS WELL AS THOSE FACTORS SET FORTH IN OUR PERIODIC REPORTS FILED WITH THE SEC. CONSEQUENTLY, ALL OF THE FORWARD LOOKING STATEMENTS MADE IN THIS PRESS RELEASE ARE QUALIFIED BY THESE AND OTHER FACTORS, RISKS AND UNCERTAINTIES.